Exhibit 11


                          CASEY'S GENERAL STORES, INC.
                        Computation of Per Share Earnings
           (Dollars in Thousands, Except Share and Per Share Amounts)

                                                      Three Months Ended
                                                          January 31,
                                                      2000          1999
                                                      ----          ----

Basic earnings per share

Weighted average number of
  shares outstanding                                 51,991,748     52,698,079
                                                     ----------     ----------

Net income                                          $     5,209          8,896
                                                     ----------     ----------

Basic earnings per common share                     $       .10            .17
                                                     ----------     ----------

Diluted earnings per share

Weighted average number of
  shares outstanding                                 51,991,748     52,698,079
Shares applicable to

  stock options                                         137,851        241,299
                                                     ----------     ----------
                                                     52,129,599     52,939,378
                                                     ----------     ----------
Net Income                                          $     5,209          8,896
                                                     ----------     ----------

Diluted earnings per common share                   $       .10            .17
                                                     ----------     ----------




                          CASEY'S GENERAL STORES, INC.
                        Computation of Per Share Earnings
           (Dollars in Thousands, Except Share and Per Share Amounts)


                                                       Nine Months Ended
                                                          January 31,
                                                       2000          1999
                                                       ----          ----

Basic earnings per share

Weighted average number of
  shares outstanding                                   52,482,347    52,650,418
                                                       ----------    ----------

Net income                                            $    32,522        34,020
                                                       ----------    ----------

Basic earnings per common share                       $       .62           .65
                                                       ----------    ----------

Diluted earnings per share

Weighted average number of
  shares outstanding                                   52,482,347    52,650,418
Shares applicable to

  stock options                                           213,161       276,071
                                                       ----------    ----------
                                                       52,695,508    52,926,489
                                                       ----------    ----------
Net Income                                            $    32,522        34,020
                                                       ----------    ----------

Diluted earnings per common share                     $       .62           .64
                                                       ----------    ----------
